Exhibit 99.1

NOTICE OF GUARANTEED DELIVERY

For Tender Of

First Mortgage Bonds, 4.550% Series due 2030

(144A CUSIP: 240019 BW8; Reg S CUSIP: U23926 AC9)

of

The Dayton Power and Light Company

(d/b/a AES Ohio)

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if the procedures for book-entry transfer of First Mortgage Bonds, 4.550% Series due 2030 (the “Old Notes”) cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by overnight courier or mail to The Bank of New York Mellon (the “Exchange Agent”). See “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus dated December 5, 2025 (which constitutes the “Exchange Offer”) of The Dayton Power and Light Company, an Ohio Corporation doing business as AES Ohio (the “Company”).

The Exchange Agent for the Exchange Offer is:

The Bank of New York Mellon

By Mail, Overnight Courier or by Hand: The Bank of New York Mellon 500 Ross Street, Suite 625 Pittsburgh, PA 625 Attn: Corporate Trust Reorg – Sanela Sadikovic	For Information Call: 412-236-4893 Confirmation by E-mail: ct_reorg_unit_inquiries@bny.com

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

The undersigned, a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the confirmation of the book-entry transfer of all tendered Old Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus together with any other documents required by the Prospectus within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
(Authorized Signature)

Address:		Title:
Name:
	(Zip Code)		(Please type or print)

Area Code and Telephone Number:		Date: